UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

VERICHIP CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2009, VeriChip Corporation (the “Company”) and its Acting Chief Financial Officer, William J. Caragol, entered into a letter agreement (the “New Letter Agreement”), which amends and restates the letter agreement dated December 31, 2008 (the “Original Letter Agreement”). The New Letter Agreement differs from the Original Letter Agreement as follows:

•	The New Letter Agreement is effective from December 31, 2008 until January 1, 2010, an extension from the Original Letter Agreement, which was effective through July 31, 2009;

•
The 518,519 shares of restricted stock issued to Mr. Caragol pursuant to the Original Letter Agreement will be forfeited before vesting in the event Mr. Caragol fails to remain involved in the day-to-day management of the Company until the earlier to occur of January 1, 2010 or a Change in Control of the Company (as defined in the Company’s Amended and Restated 2007 Stock Incentive Plan); and

•	Unless forfeited before vesting, 80% of the restricted stock will vest on January 1, 2010.

The foregoing description of the New Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the New Letter Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated March 27, 2009, between VeriChip Corporation and William J. Caragol

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation
Date: March 30, 2009
/s/ William J. Caragol

William J. Caragol
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement, dated March 27, 2009, between VeriChip Corporation and William J. Caragol

4